UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WELLENTECH SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State of Incorporation)	(I.R.S. Employer Identification No.)

7415 Sherbrooke St. West #1, Montreal Quebec Canada	H4B 1S2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange of which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-140236

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE OF $0.001

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form SB-2 (File No. 333-130858) as filed with the Securities and Exchange Commission on January 4, 2006, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)

(1) Incorporated herein by reference from the Registrant’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-130858) on January 4, 2006. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 4th day of April, 2008.

WELLENTECH SERVICES, INC.

By:	/s/Irwin Rapoport
Irwin Rapoport
President, Chief Executive Officer, Chief Financial Officer